UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On July 16, 2015, Eldorado Resorts, Inc. (the “Company”) today priced its previously announced offering of $375 million in aggregate principal amount of senior notes due 2023 (the “Notes”) at an interest rate of 7% and an issue price equal to 100% of the principal amount of the Notes.  The offering is expected to close on or about July 23, 2015, subject to customary closing conditions. A copy of the press release is being furnished as Exhibit 99.1 hereto and is hereby incorporated by reference to this Item 8.01.

The Company intends to apply the net proceeds of the sale of the Notes, together with borrowings under a proposed new $425 million term loan, proceeds from the proposed sale of equity securities, borrowings under a proposed new $150 million revolving credit facility and cash on hand, to (i) purchase or otherwise redeem or discharge (a) all of the outstanding 8.625% Senior Secured Notes due 2019 issued by Eldorado Resorts LLC and Eldorado Capital Corp. and (b) all of the outstanding 11.50% Senior Secured Second Lien Notes due 2019 issued by MTR Gaming Group, Inc., (ii) pay the purchase price for the purchase of all of the assets of Circus Circus Reno and the 50% interest in the Silver Legacy joint venture (the “Silver Legacy Joint Venture”) that is currently owned by a subsidiary of MGM Resorts International and repay all amounts outstanding under the Silver Legacy Joint Venture credit facility, and (iii) pay fees and costs associated with such transactions.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  Accordingly, the Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act. This report shall not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.             Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 16, 2015, regarding the pricing of the Registrant’s Notes.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC.,
a Nevada corporation

Date: July 16, 2015	By:	/s/ Gary L. Carano
		Name:	Gary L. Carano
		Title:	Chief Executive Officer

3